UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2015

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074
(Commission File Number)
Nevada		26-0685980
(State or other jurisdiction of Incorporation)		(I.R.S Employer Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Effective May 21, 2015, Adaptive Medias, Inc. (the “Company”) entered into a Settlement Agreement and General Release of All Claims (the “Agreement”) with Hoomaun Ataei (“Employee”) to resolve various disputes between the Company and Employee. Under the Agreement, among other things, the Company will pay to Employee and Employee’s attorneys the combined sum of One Hundred Seventy Thousand Dollars ($170,000), as well as thirty thousand (30,000) restricted shares of the Company’s stock and twenty-five thousand (25,000) stock purchase warrants. Under the Agreement, Employee has agreed to release, absolve and discharge the Company and its affiliates from all claims.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1, to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and General Release of All Claims

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	ADAPTIVE MEDIAS, INC.

/s/ Omar Akram
Omar Akram
President and Chief Financial Officer